SUBSCRIPTION AGREEMENT

GREEN IRONS HOLDINGS CORP.
(A Nevada Corporation)
1-1149 Delaware Avenue, Buffalo, NY, 14209

	The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of shares of common stock, $.001 par value, set forth below, in Green Irons Holdings Corp., (hereafter "Corporation") at a price of $0.10 per share and encloses a check, bank draft, or wire transfer of funds, payable to "Green Irons Holdings Corp." in the amount set forth below for the stated number of shares. The prospective purchaser understands that these funds will not be returned to the prospective purchaser. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus. The prospective purchaser further hereby represents and warrants as follows:

1.	The prospective purchaser, if a person, is at least 21 years of age, and has read the Prospectus and, in particular, the materials in the "Risk Factors" section of the Prospectus.

2.	The prospective purchaser understands that this purchase offer does not become a purchase agreement unless payment submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Corporation. The Corporation may accept or reject any or all of the offer.

3.	The prospective purchaser hereby acknowledges and agrees that upon acceptance by the Corporation of this purchase offer, he/she is not entitled to cancel, terminate, or revoke this purchase offer and that this agreement shall survive death, disability, or transfer of control of the prospective purchaser.


	MAKE CHECK PAYABLE TO:   	GREEN IRONS HOLDINGS CORP.


Executed this______day of _______________, 2006, at____________________.


Dollar Amount of Purchase Offer:	Number of Shares of Purchase Offer


$_____________________________          _______________________________



Address					Signature of Purchaser


______________________________          _______________________________



Address					Print SURNAME of Purchaser



______________________________          _______________________________

City/State				Print FIRST name and initials of
					Purchaser



______________________________          ______________________________




Country/Zip Code			Taxpayer Identification or
					Social Security Number


______________________________          ______________________________





Accepted by: GREEN IRONS HOLDINGS CORP.

By:
Title:
Date: